Exhibit 23.4

                    [Letterhead of Lazard Freres & Co. LLC]

                                             December 19, 1997

To the Board of Directors:


     Reference is made to our opinion letter dated November 14, 1997 with respect to the proposed merger of Fisher Scientific International Inc. and FSI Merger Corp.

     We hereby consent to the reference to the opinion of our Firm under the captions "Summary--Opinions of the Company's Investment Bankers and "THE TRANSACTION--Opinions of the Company's Investment Bankers" and to the inclusion of the foregoing opinion in the Registration Statement (File Number 1-10920) of Fisher Scientific Inc. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,

                                             LAZARD FRERES & CO. LLC


                                             By: /s/ Steven J. Golub
                                                     ---------------------------
                                                     Managing Director